UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARVANA CO.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Carvana Co.
300 E. Rio Salado Pkwy
Tempe, AZ 85281

March 29, 2023

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 21, 2023
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2023

This Supplement to Proxy Statement (this “Supplement”), dated March 29, 2023, is provided to the stockholders of Carvana Co. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 1, 2023, or at any adjournments or postponements thereof (the “Annual Meeting”). This Supplement supplements the Company’s definitive Proxy Statement dated March 21, 2023 (the “2023 Proxy Statement”).

This Supplement is being provided in order to add clarifying information regarding Proposal No. 4, the approval of an amendment to the Carvana Co. 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”) to increase the maximum number of shares of Class A common stock available for issuance thereunder by 20 million shares (the “2017 Plan Amendment”). Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the 2023 Proxy Statement. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. This Supplement should be read in conjunction with the 2023 Proxy Statement.

Supplemental Disclosure Concerning Proposal No. 4

Proposal No. 4 seeks stockholder approval of the 2017 Plan Amendment to increase the maximum number of shares of Class A common stock available for issuance under the 2017 Incentive Plan by 20,000,000 shares.

The 2023 Proxy Statement includes a summary of certain provisions of the 2017 Incentive Plan that were designed to protect the interests of stockholders and to facilitate effective corporate governance, including individual participant limits under the 2017 Incentive Plan. Under the terms of the 2017 Incentive Plan, the individual participant limits applicable to awards, other than stock options, apply only to the extent required for the award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”).

Section 162(m) of the Code limits the annual deduction available for compensation paid to a covered employee to $1,000,000. Before 2018, there was an exception to this annual deduction limit for “qualified performance-based compensation.” As previously disclosed, including in the Company’s 2022 Proxy Statement, the Tax Cuts and Jobs Act of 2017 eliminated this exception, beginning with the 2018 calendar year. Because of the removal of the “qualified performance-based compensation” exception under Section 162(m) of the Code, the individual limits under the 2017 Incentive Plan applicable to awards other than stock options are no longer in effect. The “Individual Participant Limitations” bullet on pages 72-73 of the 2023 Proxy Statement is modified to read as follows:

“Individual Participant Limitations on Stock Options. The maximum number of shares of Class A common stock subject to any award of stock options that may be granted under the 2017 Incentive Plan during any fiscal year of the Company to any individual participant shall be 500,000 shares (1,000,000 shares for an employee during the fiscal year in which their employment with the Company commenced).”

As set forth in the 2023 Proxy Statement, the summary of the 2017 Incentive Plan in the 2023 Proxy Statement is only a summary of certain provisions of the 2017 Incentive Plan and is qualified in its entirety by reference to the actual text of the 2017 Incentive Plan.

Subject to the limitation on stock option grants described above, the appropriate sizing of awards under the 2017 Incentive Plan will continue to be subject to the discretion of our Compensation Committee, which is composed solely of independent directors.

Except as specifically supplemented by the information contained in this Supplement, all information set forth in the 2023 Proxy Statement remains unchanged and should be considered in voting your shares. From and after the date of this Supplement, all references to the “proxy statement” are to the 2023 Proxy Statement as supplemented hereby.
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